EXHIBIT 3.3

                                 AMENDED BYLAWS

                                       OF

                          FIRST AMERICAN RAILWAYS, INC.



                                    ARTICLE I

                                 IDENTIFICATION



                  SECTION 1. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing upon paper, and shall bear the name of the Corporation and the words and number "Nevada, Corporate Seal, 1987.

                  SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by appropriate resolution of the Board of Directors and may be changed from time to time by the Board of Directors.

                  SECTION 3. PLACE OF BUSINESS. The Corporation may have offices and do business at any place in any of the states, districts or territories of the United States and in any and all foreign countries.



                                   ARTICLE II

                    STOCK CERTIFICATES, TRANSFER AND RECORDS



                  SECTION 1. FORM OF SHARES CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or a Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.





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                  Each certificate representing shares shall state upon the face thereof:

                  (1)  The name of the Corporation;

                  (2) That the Corporation is formed under the laws of the State of Nevada;

                  (3)  The name of the person or persons to whom issued;

                  (4) The number and class of shares, and the designation of the series, if any, which such certificate represents; and

                  (5) The par value, if any, of each share represented by such certificate; and

                  Should the Articles of Incorporation presently authorize, or be amended to authorize, the issuance of shares of more than one class or more than one series, in that event each certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of:

                  (1) The designations, preferences, limitations, and relative rights of each class or series of authorized shares to be issued.

                  (2) The variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                  Each certificate representing shares which are restricted as to sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

                  SECTION 2. TRANSFER OF SHARES. The rights against the Corporation inherent in the shares represented by any stock certificate of this Corporation are transferable only by registration of such shares in the name of the assignee as the registered holder on the Stock Transfer Books of the Corporation. The Board of Directors may appoint one or more Transfer Agents and/or Registrars, jointly or severally, of the certificates representing the shares of the stock of the Corporation and the Board of Directors may adopt such rules and regulations concerning the issue, transfer and registration of the stock of the Corporation as it may deem expedient and consistent with law, and

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may delegate the maintenance of the Stock Transfer Books and Record of
Shareholders and Shareholders Meeting Ledger derived therefrom to any duly appointed Transfer Agent of the Corporation.

                  SECTION 3. RECORD OF SHAREHOLDERS. The Corporation shall keep at its registered office or principal place of business or at the office of its Transfer Agent or Registrar, among other records, a Record of Shareholders, setting forth, among other things, the names and addresses of the holders of all issued shares of the Corporation, the number, class and series, if any, of shares and the date of issue of the certificates representing such shares and a Stock Register, setting forth the total number of shares which the Corporation is authorized to issue, and the total number of shares actually issued.

                  The officer or agent having charge of the Stock Transfer Books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a Shareholders Meeting Ledger which shall be a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the Transfer Agent for a period of ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. Shareholders shall be responsible for notifying the Corporation or a Transfer Agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the Corporation, its other shareholders, directors, officers, agents and attorneys, of liability for failure to direct notices or other documents, or to pay over or transfer dividends or other property or rights to a name or address other than the name and address appearing in the Stock Transfer Books or Record of Shareholders.

                  The original Stock Transfer Books shall be PRIMA FACIE evidence as to the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                  Any person who is a holder of record of shares or voting trust certificates therefore shall, upon written demand under oath stating the purpose thereof, have the right to examine, in person or by agent or attorney, at any reasonable times, for any proper purpose, its relevant books and records of accounts, minutes and record of shareholders of the Corporation, and may make extracts therefrom at the shareholder's expense. This right of inspection shall not extend to any person who has within two years sold or offered for sale any list of shareholders of the Corporation or any other corporation, has aided or abetted any person in procuring any

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list of shareholders or holders of voting trust certificates for any such purpose, has improperly used any information secured through any prior examination of the books and records of account, minutes or record of shareholders or of holders of voting trust certificates for shares of the Corporation or any other corporation, or was not acting in good faith or for a proper purpose in making his demand.

                  SECTION 4. LOSS OF CERTIFICATE. In case of loss or destruction of any certificate of stock, the Board of Directors may authorize the issuance of another certificate in its place upon proof, satisfactory to the Board, of such loss or destruction. If the directors deem it advisable they may require the giving of a satisfactory bond of indemnity to the Corporation in such sum as they may provide before issuing such duplicate certificate.



                                   ARTICLE III

                             MEETING OF SHAREHOLDERS



                  SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of the Corporation shall be held either at the principal office of the Corporation or at such other place in the United States as shall be designated by the Board of Directors.

                  SECTION 2. ANNUAL MEETING AND MEETINGS FOR THE ELECTION OF DIRECTORS. An annual meeting of the shareholders for the election of directors and transaction of other business shall be held on such date and at such place in such city as the Board of Directors may determine.

                  SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, or the holder(s) of not less that ten percent of all of the shares entitled to vote at the meeting.

                  SECTION 4. NOTICE OF MEETINGS - WAIVER. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the Stock Transfer Books of the Corporation, with postage thereon prepaid. A shareholder may waive notice in writing of a

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shareholders' meeting either before or after the time of such meeting, and the business or purpose of such meeting need not be specified in the waiver. Attendance by a shareholder at a shareholders' meeting shall also constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

                  SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the Stock Transfer Books shall be closed for a stated period not to exceed sixty days in any case. If the Stock Transfer Books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

                  In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                  If the Stock Transfer Books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.


                  SECTION 6.  VOTING AT MEETINGS.

                  (A) VOTING RIGHTS. At each election or directors, every shareholder entitled to vote at such meeting shall have the right to vote, in person or by proxy, the number of shares owned by him on the record date for as many persons as there are directors to be elected. At each shareholders' meeting, every shareholder

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entitled to vote at such meeting shall have the right to vote, in person or by proxy, the number of shares owned by him on the record date upon each proposal duly presented at the meeting.

                  Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee, or into the name of his nominee. The Corporation shall not be entitled to vote Treasury Shares. In all cases a resolution shall be considered to be adopted by the shareholders if approved by the affirmative vote of a majority of the shares represented and entitled to vote on the question at a meeting duly held at which a quorum is present. For purposes of determining the affirmative vote of a majority of the shares represented and entitled to vote on any question at a meeting held at which a quorum is present, abstentions shall not be included in the total number of votes cast and shall not count for purposes of calculating whether or not a majority has been obtained.

                  (B) QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series entitled to vote shall constitute a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. For purposed of establishing a quorum only, "shares entitled to vote, represented in person or by proxy," as used in this subsection, shall include shares present at a meeting in person or by proxy but not voted and shares present at a meeting in person or by proxy and cast as abstentions.

                  (C) PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or his duly authorized attorney-in-fact.


                  (D) INSPECTORS OF PROXIES, VOTES AND ELECTIONS. The Board of Directors at its annual meeting may appoint two or more Inspectors of Proxies, Votes and Elections to serve until the final adjournment of the next annual shareholders' meeting. If they fail to make such appointment, or if their appointees, or any of them, fail to appear at any meeting of shareholders, the Chairman of the meeting of the shareholders may appoint other Inspectors to serve for the meeting.

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                  Each Inspector, before entering upon the discharge of his
duties, shall execute a certificate faithfully to perform the duties of an Inspector at such meeting with strict impartiality and according to the best of his ability.

                  The Inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the Inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be PRIMA FACIE evidence of the facts stated and of the vote as certified by them.

                  SECTION 7. ADJOURNMENT OF MEETINGS. If a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date who is entitled to vote at such meeting.

                  SECTION 8. ACTION WITHOUT A MEETING. When shareholders holding not less than a majority of the voting shares entitled to vote on or authorize any action shall determine to take such action without a meeting, they shall sign a written consent on the record of the action taken and such action shall be as valid as if a meeting had been legally called and notified.

                  SECTION 9. MINUTES. Minutes shall be made of all shareholder proceedings, which minutes shall be taken and kept by the Secretary of the Corporation.





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                                   ARTICLE IV

                             THE BOARD OF DIRECTORS



                  SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors of the Corporation shall consist of not less than one nor more than nine members, with the precise number to be set, from time to time, by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

                  SECTION 2. ELECTION. At the annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting or until their successors have been elected and qualified. If directors are not elected at the annual meeting, or the incumbent directors are not elected at the annual meeting, the incumbent directors shall continue in office until their successors are elected and qualified.

                  SECTION 3. VACANCIES. Whenever any vacancies shall occur in the Board of Directors by death, resignation, removal, increase in the number of directors or otherwise, the same may be filled by the affirmative vote of a majority of the remaining directors even if less than a quorum of the Board of Directors, and the director so elected shall hold office only until the next election of directors by shareholders.

                  SECTION 4. PLACE, CALL AND ADJOURNMENT OF DIRECTORS' MEETINGS. Meetings of the Board of Directors may be held either within or without the state. Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation or by any two directors. The Chairman of the Board shall preside at all directors' meetings.

                  A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

                  SECTION 5. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of shareholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought

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before the meeting. No notice of any kind to either old or new members of the
Board of Directors for such annual meeting shall be necessary.

                  SECTION 6. OTHER MEETINGS. Other meetings of the Board of Directors may be held upon written notice by mail, telegram or cablegram at least two days prior to the day for such meeting. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting. Attendance of a director at such meeting shall constitute a waiver of notice thereof. The purpose or purposes of such meeting of the Board of Directors need not be specified in the notice, or waiver of notice of such meeting.

                  SECTION 7. QUORUM AND ACTS. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except that any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the Board.

                  Members of the Board of Directors or any committee thereof shall be deemed present at any meeting of the Board or the committee if a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other is used.

                  SECTION 8. REMOVAL. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holder(s) of a majority of the shares then entitled to vote at an election of directors.

                  SECTION 9. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 10. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority to:


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                  (1)  Approve or recommend to the shareholders actions or
                  proposals required to be approved by shareholders.

                  (2) Designate candidates for the office of director, for purposes of proxy solicitation by shareholders.

                  (3) Fill vacancies on the Board of Directors or any committee thereof.

                  (4)  Amend the bylaws.

                  (5) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

                  (6) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares, or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract under which shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Nevada Department of State.


                  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

                  Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee, except that any action which may be taken at a meeting of such committee may be taken without a meeting if consent in writing, setting forth the action so to be taken, signed by all of the members of the committee, is filed in the minutes of the proceedings of the committee.

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                  Each such committee shall serve at the pleasure of the Board of Directors.

                  SECTION 11. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

                  SECTION 12. INTEREST OF A DIRECTOR IN TRANSACTIONS. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, if:

                  (1) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                  (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                  (3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the shareholders.


                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.



                                    ARTICLE V

                                  THE OFFICERS



                  SECTION 1. OFFICERS. The Board of Directors at their annual meeting each year shall elect a Chairman of the Board, President, Secretary and a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the

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Board of Directors. Any two or more offices may be held by the same person. All officers shall serve until the next annual meeting of the Board of Directors or until their respective successors are elected and qualified.

                  SECTION 2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified.

                  SECTION 3. DUTIES. The Chairman of the Board shall preside at all shareholders' meetings and meetings of the Board of Directors. The President, in the absence of the Chairman of the Board, shall preside at all shareholders' meetings or meetings of the Board of Directors. The Secretary and the Treasurer shall perform such duties as are from time to time assigned to them by the Board of Directors. The Secretary shall have custody of and maintain all of the corporate records, except the financial records. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meeting of shareholders and whenever else required by the Board of Directors or President. It shall be the responsibility of the Treasurer to prepare the following not later than four months after the close of each fiscal year and to maintain such in the registered office of the Corporation:

                  (a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year.
                  (b) A profit and loss statement showing the result of its operation during its fiscal year.

                  SECTION 4. COMPENSATION. The compensation of the officers shall be fixed, from time to time, by the Board of Directors.

                  SECTION 5. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer shall not of itself create contract rights.

                  SECTION 6. RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation.
Such resignation shall take effect at the time specified therein;

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and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 7. CORPORATE INSTRUMENTS. All checks and drafts on, and withdrawals from, the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.



                                   ARTICLE VI

                                   AMENDMENTS



                  The Board of Directors of the Corporation shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws; provided, however, any Bylaw may be repealed or changed by the shareholders, and new Bylaws may be adopted by the shareholders. The shareholders may prescribe in any Bylaws made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.



                                  ARTICLES VII

                                 INDEMNIFICATION



                  Any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether or not brought by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the Corporation (unless the conduct of such person is finally adjudged to have been grossly negligent or to constitute willful misconduct) against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any appeal thereof. Any such expenses, including attorney's fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the

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Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Bylaw. Indemnification hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person. The foregoing rights of indemnification shall not be deemed exclusive of any other right to which any such person may otherwise be entitled apart from this Bylaw.

                  The Board of Directors may authorize the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Bylaw.


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